UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 28, 2012

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2012, the Company and John A. Heil, President of its United Pet Group subsidiary and member of the Company’s Executive Committee, mutually agreed that, effective March 31, 2013, Mr. Heil will retire and resign from any and all titles, positions and appointments that he holds with the Company.  In connection with his resignations, the Company and Mr. Heil entered into a Separation Agreement (the “Agreement”).  Pursuant to the terms of the Agreement, Mr. Heil is expected to continue to serve as President of the Global Pet Supplies Division and to assist in transitioning operations through March 31, 2013.

Also, under the terms of the Agreement, Mr. Heil will receive the following separation payments: (i) $1,000,000, which is equal to two (2) times Mr. Heil’s annual base salary for fiscal year 2012, payable over a period of twenty-four (24) months; (ii) $1,478,000, which is equal to two (2) times Mr. Heil’s 2012 Management Incentive Plan (“MIP”) actual payment of 147.8% of annual base salary, payable over a period of twenty-four (24) months; (iii) an additional pro-rated MIP payment for 2013 equal to the amount determined for Mr. Heil pursuant to the Company’s 2013 MIP based on actual performance results for the Company’s 2013 fiscal year and using Mr. Heil’s 2013 MIP target of 100% of annual base salary, which amount will be pro-rated based on the number of days during fiscal year 2013 during which Mr. Heil is actually employed by the Company, which amount will be paid at the same time as other payments are made to 2013 MIP participants, and in any case no later than December 31, 2013; (iv) payment for accrued but unused vacation days; (v) reimbursement of any unreimbursed business expenses; (vi) for a period of twenty-four months, a monthly payment equal to the monthly continuation coverage cost under Internal Revenue Code (“Code”) section 4980B (“COBRA”) as of the date of his termination for medical, dental, vision and prescription drug benefits (“Healthcare Benefits) for Mr. Heil and his eligible dependents equal to the level and type provided to active employees of the Company from time to time; (vii) and his Executive Life Insurance benefit for Mr. Heil and his eligible dependents for twenty-four months (24) at the level and of the type provided to active employees of the Company from time to time. Mr. Heil has agreed to a customary release of potential claims against the Company.  The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Barry Seenberg, United Pet North America Vice President and General Manager, will assume responsibilities for the Global Pet Supply Division’s North American business in addition to global financial consolidation.   He will report to Dave Lumley, Chief Executive Officer of Spectrum Brands Holdings.  Andreas Rouve, Managing Director of Europe, will maintain his current responsibility for the European and Asian Pet business and continue to report to Mr. Lumley.

Item 8.01.  Other Events.

On January 3, 2013, the Company issued a press release announcing Mr. John A. Heil’s retirement from his position as President of its United Pet Group subsidiary.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Separation Agreement dated December 28, 2012
99.1	Press Release dated January 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

	By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Secretary and General Counsel

Dated: January 3, 2013

EXHIBIT INDEX

No.	Description
10.1	Separation Agreement dated December 28, 2012
99.1	Press Release dated January 3, 2013